Exhibit 10.10

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 25th day of October, 2006, by and between BMR-7 GRAPHICS DRIVE LLC, a Delaware limited liability company (“Landlord”), and LINGUAGEN CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.                                   WHEREAS, Landlord and Tenant entered into that certain Lease dated as of November 28,2005 (the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord at 7 Graphics Drive in Ewing, New Jersey (the “Building”);

B.                                     WHEREAS, Landlord and Tenant desire to correct certain language and modify other language appearing in the Lease; and

C.                                     WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                                       Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2.                                       Square Footage of Building.

a.                                       Section 2.3 of the Lease is hereby replaced in its entirety with the following: “Rentable Area of Building: 72,300 sq. ft., subject to adjustment pursuant to the terms hereof”.

b.                                      Section 2.8 of the Lease is hereby replaced in its entirety with the following: “Tenant’s Pro Rata Share: 25.69% of the Building, subject to adjustment pursuant to the terms hereof”.

3.                                       Estimated Tern Commencement Date. Section 2.9 of the Lease is hereby replaced in its entirety with the following: “Estimated Term Commencement Date: April 1, 2007”

4.                                       Substantial Completion. In Section4.1 of the Lease, the date May 21, 2006, is hereby replaced with April 1, 2007. In the same Section, the date June 18, 2006, is hereby replaced with May 1, 2007.

5.                                       Construction Manager (at-risk). Landlord and Tenant hereby approve ProTecs, Inc., as the Construction Manager (at-risk) (“Construction Manager”) to perform work under the Work Letter. All references in the Lease and the Work Letter to the “Construction Manager” are intended to and for all purposes shall mean and refer to ProTecs, Inc., as such Construction Manager (at-risk).

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Construction Manager’s compensation shall be the six percent (6%) construction management fee provided for in Section 4.6 of the Lease.

6.                                       Competitive Bidding.

a.                                       The words “general contractor,” and “and Landlord and Tenant shall each participate in the review of the competitive bid process” are hereby deleted from Section 4.7 of the Lease.

b.                                      The word “bidding” in Section 5.1 of the Work Letter is hereby replaced with “negotiating the construction contract documents”.

c.                                       Section 6 of the Work Letter is hereby replaced in its entirety with the following: “Landlord shall, with the assistance of Tenant’s Architect, issue bidding documents to, and assist in contract negotiations with the Construction Manager. Landlord shall assist Tenant’s Architect with respect to questions from the Construction Manager and with the issuance of supplemental project information, and Landlord and the Construction Manager agree to work timely and to cooperate reasonably with Tenant if and when Tenant requests assistance to value engineer Landlord’s Work to reduce expenses. Without limitation of the foregoing, Landlord shall reasonably cooperate with Tenant in revising the scope of Landlord’s Work to the extent necessary to reduce the Construction Costs to a level reasonably acceptable to Tenant, including, without limitation, re- bidding one or more aspects of Landlord’s Work as may be requested by Tenant in an effort to reduce costs; provided, however, that Tenant shall not require that Landlord construct any improvements below the Building Standard as set forth in that document dated September 12, 2005, and entitled “BioMed Realty Trust, Inc. Tenant Standards,” attached hereto as Exhibit A,” Landlord and Tenant acknowledge that Landlord has presented the GMP proposal to Tenant, which proposal is attached as Exhibit B hereto (the “Proposal”). Tenant hereby approves of the GMP contained in the Proposal (such GMP shall hereafter be deemed to be the “GMP” as defined in the Lease).

7.                                       Tenant Improvement Costs. The first (1st) paragraph of Section 4.8 of the Lease is hereby replaced in its entirety with the following: “Landlord shall, upon execution hereof, establish a fund from which Tenant may borrow funds to pay for additional Tenant Improvements in the Premises. Tenant may borrow such funds from Landlord in one or more draws, at Tenant’s discretion, beginning from and after the date hereof until that date which is two (2) years from and after the Term Commencement Date (as provided in Section 4.6) and in two (2) tranches: the first tranche (“Tranche 1”) providing One Hundred Twenty-Five Dollars ($125) per rentable square foot and the second tranche (“Tranche 2”) providing Fifty Dollars ($50) per rentable square foot. Tenant shall pay to Landlord, as Additional Rent (as defined below), any amount funded to Tenant by Landlord from Tranche 1or Tranche 2 amortized over the first (1st) ten (10) years of the Term of the Lease at an annual rate of eleven percent (11%), in the case of Tranche 1, and twelve percent (12%), in the case of Tranche 2.”

8.                                       Property Management Fee. In the first (1st) paragraph of Section 7.1(b) of the Lease, “Building); and costs of management services, which costs of management services shall not exceed three percent (3%) of the Basic Annual Rent due from Tenant” is hereby replaced with “Building). In addition, Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, a property management fee equal to three percent (3%) of such month’s installment

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of Basic Annual Rent due from Tenant; such property management fee to be payable in lieu of any other property management fee otherwise payable under this Lease.”

9.                                       Broker. Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, other than Cushman & Wakefield of New Jersey (“Broker”), to whom Landlord alone shall be obligated to pay a commission in connection with the Lease as provided in a separate written agreement between Landlord and Broker. Tenant agrees to indemnify, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any other broker or agent employed or engaged by it or claiming to have been employed or engaged by it. Landlord agrees to indemnify, defend and hold Tenant harmless from any and all cost or liability for compensation claimed by any other broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

10.                                 Security Deposit. Upon execution of this Amendment by Landlord and Tenant, (a) Tenant shall deposit with Landlord the Security Deposit (as defined in Section 9 of the Lease), and (b) Landlord shall simultaneously reimburse to Tenant, from the Initial Tenant Improvement Allowance, the fees for Tenant’s Architect as requisitioned by Tenant through March 31, 2006, in the amount of $163,586. Additional sums to reimburse Tenant for fees charged by Tenant’s Architect for the period subsequent to March 31, 2006, shall be requisitioned by Tenant and reimbursed by Landlord as provided in Section 5.6 of the Work Letter.

11.                                 No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, neither Landlord nor Tenant are in default of any of their respective obligations under the Lease, and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder. Landlord represents, warrants and covenants that, to the best of Landlord’s knowledge, neither Landlord nor Tenant are in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

12.                                 Effect of Amendment. Except as modified by this Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Amendment.

13.                                 Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

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14.                                 Counterparts. This Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment to be effective on the date first above written.

LANDLORD:

BMR-7 GRAPHICS DRIVE LLC,

a Delaware limited liability company

By:	/s/ Gary A. Kreitzer
Name:	Gary A. Kreitzer
Title:	Executive V.P.

TENANT:

LINGUAGEN CORPORATION,

a Delaware corporation

By:	/s/ Scott Horvitz
Name:	Scott Horvitz
Title:	CFO

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EXHIBIT A

BUILDING STANDARD

BioMed Realty Trust, Inc.

Tenant Standards

Date: September 12, 2005

Revision 1

The following describes items to be included in the tenant standards. This information is organized based on CSI division and/or section numbers.

Attachments:

Partition Details (

Ceiling Details (

Casework Details (

Division 6: Wood & Plastic

Section 06400: Architectural Woodwork

Wood Veneer designated WD- I. Maple wood veneer matching maple plastic laminate and vice versa.

Section 06411: Plastic Laminate Millworks

Office Area

1.                                       All P-Lam Cabinet Door pulls/hardware to be: Amerock, Esential’Z Open Arch Pull (part # 9363-G10) with concealed hinges, U.O.N. Cut sheet attached. Door pulls/hardware at conference room casework to be: Amerock, Galleria Pull (part # 24016-SS) with touch latch hardware.

2.             Copy Room casework: Plastic laminate countertop and base cabinet with drawers and doors.

3.                                       Copy/Mail Room casework: Plastic laminate countertop and base cabinet with drawers and doors. Mail slots design to be reviewed by BioMed Realty Trust, Inc.

4.             Coffee Room casework: Plastic laminate countertop and plastic laminate base cabinet with doors and drawer.

5.                                       Conference Room casework: Option A: Wood veneer casework designated WD- I (maple to match maple wood veneer door). Option B: Plastic laminate TED.

6.             Equipment stations: Plastic laminate countertop with 18” drawer unit base cabinet at each end.

550 Ellis Street, Mountain View, CA 94043 phone 650 943 1660 fax 650 943 I670 www.dowlergruman.com

Lab Area

1.                                     All lab casework to be finished with matching (maple) chemical resistant high pressure plastic laminate and (LabTops or equal) 1” solid black epoxy countertop.

2.                                     All lab bench utility chases to be finish with (3-Form) translucent panel or perforated metal sheet support by aluminum C channels. Detail   , sheet A8.  .

3.                                     Reagent shelf at bench to be construct with 1” thick plywood core, finish with matching (maple) chemical resistant high pressure plastic laminate and brush aluminum finish stainless steel tubes support. Detail   , sheet A8.  .

4.                                     Provide Chicago Faucet 1300 series surface mounted electrical boxes where pedestal mounted electrical service is indicated.

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Division 8: Doors and Windows

Office Area

Section 08126: Aluminum Frames

Aluminum door and window frames Option A: Advanced Architectural Frame (AFF). Style: Venus. Throat 4-7/8” U.O.N. Finish: Clear Anodized aluminum. Option B: Series 318 by Western Integrated. Throat 4-7/8” U.O.N. Finish: Clear Anodized aluminum.

Section 08210: Wood Doors

I.                                       Typical Interior Wood Door: Solid core wood door (3’-0” x 9’-0”) with maple wood face veneer for transparent finish. Typical door hardware to consist of: (2 pair) butts, latch sets at conference rooms and locksets at offices (Schlage D series), door stop (Glynn-Johnson FB-I3). All hardware finish to be: S626 satin chrome. Doors from the exterior and at the interior, which separate entry points from the office areas, will receive card access (designated CA on sheet PP-2.0).

II.                                   Interior Glass Door when apply: ½” clear-frosted Herculite Glass Doors and glazing. All hardware finish to be: S626 satin chrome. Recessed top and bottom channels for glazing and hardware on doors.

Section 08305: Access Doors

I.                                       Fire-Rated: Fire-resistive rated flush steel panel door & flanged frame, 1-1/2 hour rating, continuous hinge, self-latching & key-operated flush lock & gypsum board installations.

Lab Area

Section 08100: Wood Hollow Metal Doors & Frames:

I.                                       Typical interior Wood Door: Solid core wood door (3’-0” x 9’-0”) with maple wood face veneer for transparent finish. All lab access doors required hardware locksets and vision-lite, U.O.N. Provide 10” S.S. kick plate at push side of all lab door.

                                                -Optional interior Hollow Metal Door in Lab Area when required: 18 gauge face sheets, flush seamless steel, insulated. Prime and finish with epoxy paint. Fill voids with non-combustible, moisture resistant mineral insulation. Close top edge with continuous 16 ga. flush channel filler at All doors. All lab access H/M doors required hardware locksets and vision-lite, U.O.N.  Provide 10” S.S. kick plate at push side of door. (Replace kick-plate with 36” armor-plate on lab door when required.)

II.                                   Typical Hollow Metal Fames in all lab area: 16 gauge knock down units. Provide 3 rubber silencers at each door and 3 anchors per jamb and floor anchor each jamb; prime and finish with epoxy paint. Install glass stops on room side of frame.

Section 08800: Glazing

I.                                       Glass types to be used include; ¼” clear tempered glass (office window), ¼” frosted tempered glass (office sidelights), ¼” clear or frosted tempered glass (at conference rooms). Extent and locations of glazing to be determined by tenants/architects.

II.                                   Wired Glass at rated Corridor U.O.N.: ¼” thick, polished face with 24 B&W gauge wire arranged in baroque ‘square’ pattern.

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Division 9: Finishes

Section 09250: Gypsum Board

Partitions and soffits as follows:

a.                                     One hour partition: Partition Type I. Detail   , sheet A8. .

b.                                    Full height partitions (with insulation) at Conference Rooms: Partition Type  .

c.                                     Partition 6” Above Ceiling: Partition Type   , Detail   , sheet A8. Typical U.O.N.

d.                                    Typical partition with 6 metal stud furring where noted on plans.

e.                                     Soffits: 3-5/8” metal studs and 5/8” gyp. Board. Typical.

Section 09300: Toilet Room Ceramic Tile

Floor field tile: 2x2 Daltile D325 (Marble); floor accent tile: 2x2 Daltile Dl56 (Keystones)

Wall field tile: 4x4 Daltile 0140 (Silver Sage); wall accent tile: 4x4 Daltile 1452 (Cypress)

I.                                       All Toilet Room tile: ANSI 317.1 Standard grade.

II.                                   Provide bull-nose shapes at all free edges, corners where shown. Provide cove shapes at base & any other misc. shape needed for a complete installation that may not be shown or specified.

Section 09510: Acoustical Treatment

Acoustical ceilings as follows:

Office Area

a.                                     CL-I: Suspended acoustical ceiling tile and grid in reception, partial hallway and private offices:

I.                                       Tile: Armstrong, Cirrus Second Look (white) 24” x 24” x 3/4”

II.                                     Grid: Armstrong Prelude Exposed Tee Grid System.

Ill.                                 Remarks: Provide 4” compasso edge trim where specified. Where ceiling is held back from soffit (exposing structure above) Paint all walls, ductwork, piping, conduit, structure, etc., above ceiling.

b.                                    CL-2: Suspended acoustical ceiling tile and grid at open office areas and partial hallway:

I.                                       Tile: Armstrong, Tundra (white) 24” x 48” x 5/8”

II.                                   Grid: Armstrong Prelude Exposed Tee Grid System.

c.                                     CL-3: 5/8” gyp. Bd. Ceiling (see section 09900 for finishes in various location)

Lab Area

d.                                    CL-4: Suspended acoustical ceiling tile and grid at lab area:

I.                                       Tile: CAPAUL: Envirogard (No substitute) Vinyl Faced Lay-in Tile (white) 24” x 48”

II.                                   Grid: Armstrong Prelude Exposed Tee Grid System.

e.                                     CL-5: Suspended acoustical ceiling tile in specialty lab area:

I.                                       Tile: Gridstone: Vinyl Faced Lay-in Tile, Edge sealed, Clean room type low particle count (white) 24” x 48”

II.                                   Grid: Donn, 1½” Lay-in Ceiling Grid Dx with gasket sealant around all edges

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Section 09650: Resilient Flooring

Office Area

1.                                       Lobby/Reception

                                                Field:                                                                   GenuWood II Vinyl Bonded (Maple)

                                                Accent 1:                                             Plynyl Bamboo (Brick)

                                                Accent 2:                                             Optional Porcelain Ceramic or Slate Tile

2.                                       Break Room/Mail & Copy Room

                                                Field:                                                                   Forbo Linoleum: Marmoleum Real (3142 Umbra)

                                                Accent 1:                                             Forbo Linoleum: Marmoleum Fresco (3826 Canyon)

                                                Accent 2:                                             Forbo Linoleum: Artoleum Graphic (5311 Signo)

Optional 12”x12” VCT can be provided at Break, Copy/Mail room and Storage Rooms.

Color TBD. (Three color pattern: VCT-1, 2 and 3)

Lab Area

3.                                       Lab Function Area:

                                                Field:                                                                   Mannington BioSpec Sheet Flooring (15164 New Glacier)

                                                Accent:                                                      Mannington BioSpec Sheet Flooring (15161 Flax)

                                                Optional 12”x12” VCT can be used when appropriate.

                                                Field:                                                                   Substitute with Mannington Brushwork (703 Ecru) 12”x12” title

                                                Accent:                                                      Substitute with Mannington Brushwork (713 Florentine) 12”x12” title

Section 09685: Carpet

1.                                       Carpet C- I: TBD.

2.                                       Carpet C-2: TBD.

Section 09910: Painting

Note:                 Paint finish shall be:
Semi-gloss at cafeteria, coffee room, restroom, general wet lab and chemistry lab; Epoxy paint finish to be used in biology lab, tissue-culture lab and vivarium facility; Desco-Glaze finish to be used in cage-wash and glass-wash area;

1.                                     All other paint finish to be eggshell finish, U.O.N.

2.                                     Paint P-1 (white) U.0.N:

3.                                     Paint P-2 (accent color): TBD

4.                                     Paint P-3 (accent color): TBD

5.                                     Paint P-4 (accent color): TBD

6.                                     Paint P-5 (accent color): TBD

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Section 09940: Decorative Finishes

1.                                       To be determined by tenants/architects and review with BioMed Realty Trust, Inc.

Division 10: Specialties

Section 10160 Toilet Partitions

1.                                       Global Steel Products Corp. (or equal):            Floor anchored toilet compartments stainless steel #4 satin finish

Section 10800 Toilet Accessories

1.                                       TBD

Section 10999 Miscellaneous Specialties

Lab Area

1.	Corner Guards:	Bobrick: B-633, 18 ga. Stainless Steel, 3½” x 3½” x full wall height, adhesive mounting.

2.	Projecting Wall Guards:	Sani-Rail Wall Protection System with 4” wide aluminum metal band, mounting bracket & all necessary hardware for a complete system.

3.	Face Mounted Wall Guards: (Optional)	Construction Specialties: High impact acrylic vinyl, C/S type SCR-40 with 3” wings,¼” radius corner.

4.	Emergency Shower/ Eye Wash:	WaterSaver Faucet: Barrier-free Combination Emergency Shower & swing-down Eye/Face Wash unit (or equal) with recessed stainless steel cabinet: Model: SSBF970

Division 11: Equipment

Section 11132 (Tenant Options)

1.	Motorized Front Projection Screens” Da-Lite Automatic Electric Projection Screen or equal
	Type:	Director Electrol
	Size:	Vary depend on size of room

Section 11452: Coffee Room Equipment

1.                                       Dishwasher: Asko #1385 Color/Finish: TBD

2.                                       Garbage Disposal: In Sink Erator, Performance Plus Series, Model #77. Color: TBD

3.                                       Sink: Elkay, GECR-2521-R 25” x 2 1-1/4” x 5-3/8” type 302 stainless steel with American standard “Ceramix” single handle faucet model 200 I . (Quantity 4).

4.                                       Sink: Elkay, double bowl sink, type 302 stainless steel with American standard “Ceramix” single handle faucet model 2001. (Quantity 1). Pantry only.

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Division 12: Furnishings

Section 12484: Floor Mat and Frames

1.                                       Entry Mat: Pedimat: Model M2, All aluminum mill finish with SA I Serrated Aluminum Insert and ANG frame.

Section 12491: Window Treatment

1.                                       New treatment at exterior window to match established building standards.

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Division 15: Plumbing

Section 15000

1                  Epoxy sink/faucet at lab benches:         Epoxy cup sink to match work surface

(Furnish by lab cabinet vendor)

2.               Lab sink accessories: (Furnish by Plumbing Contractor)

-Paper towel dispensers: Bobrick B-2621; locations as shown on drawings

-Drying rack: Epoxy resin with PVC pegs, Detail    , sheet A8    .

-Water Saver Faucet TBD

Provide fittings with colored plastic disk identification tags to match existing.

a.    Hot and Cold Water

b.    Laboratory Water

c.    Air, Vac, Gas

d.    (and others when necessary)

Division 16: Electrical

Section 16130

1.               WireMold: Open Space — Walker Poke-Thru Systems

Note: Tenants are required to provide Power/Data/Telecom poke-thru devices with flush trim under the center of conference table in each conference room.

Section 16500: Lighting

1.               Refer to light fixture specifications for light fixture type.

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Itemized Light Fixture Schedule

	Light Fixture Type	Light Fixture Description/Comments
Office Area

A	Type:	2’ x 2’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHE2GPFOP224
	Location:	Private offices.

B	Type:	Suspended Pendant Light
	Manufacturer:	Lightolier (or equal)
	Model:	EYP Series 35 Degree Louver with perforated side reflectors
	Location:	Open Office Areas.

C	Type:	2’ x 4’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHE2GPFOP4FT
	Location:	Hallway and corridor.

D	Type:	Recessed wall washer fluorescent light fixture
	Manufacturer:	Prescolite
	Model:	CFW826EB-ST812 with white trim
	Location:	At wall washer locations.

E	Type:	Surface strip 1 x 4 Fluorescent light fixture.
	Manufacturer:	Welimade (or equal)
	Model:	204-248-2T8-SSB
	Location:	Storage/equipment room

F	Type:	Wall Sconces
	Manufacturer:	Lightolier
	Model:	Alter Soft Lights QVW8SPFOS2FT
	Location:	At hallways and stairs locations.

G	Type:	Optional Wall Sconces
	Manufacturer:	Sistemalux
	Model:	Blitz 2 Windows 180 (S.4063)
	Location:	At hallways and stairs locations.

	Type:	Optional Wall Sconces
	Manufacturer:	Sistemalux
	Model:	Fuse Wall (0890-HA-120)
	Location:	At hallways and stairs locations.

H	Exit signage	Edge-lit LED exit sign by Liteforms (DUAL LITE)

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Lab Area

I	Type:	1’ x 4’ recessed direct/indirect fluorescent
	Manufacturer:	Lightolier
	Model:	Alter High Efficiency QHEIGPFOP232
	Location:	In general lab locations

J	Type:	Recessed 1’ x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required)
	Manufacturer:	Kleenseal KTR 100 featherweight series
	Model:	K-1-142-F32 G6 AP3-1
	Location:	In specialty lab locations

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Specialty Lab Finishes

1.	Vivarium Facility:

	Floor:	Versacolor aggregate filled polymer floor system, X-5 Series (or equal) (Multi-part epoxy resin/aggregate floor)
	Floor (alt. option):	TBD
	Wall:	Gyp. Bd. wall with epoxy paint finish
	Ceiling:	CL-3: 5/8” gyp. Bd. Ceiling with epoxy paint finish. Service access panels to be located wherever required
	Casework:	All caseworks in vivarium are to be metal with (LabTops or equal) 1” solid black epoxy countertop.
	Lighting:	Recessed 1’x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required) Manufacturer: Kleenseal KTR 100 featherweight series Model: K-1-142-F32 J6 AP3-1

2.	Cage-wash Area

	Floor/Wall:	Glass Fiber Reinforced epoxy, Tnemec System 280.
	Floor Pit:	Harris Chemicals, U-Crete, HP-Q or Poly-Spec Flow Crete.
	Sewage Sumps:	NovoRez 351: Epoxy wall/floor
	Ceiling:	CL-3: 5/8” gyp. Bd. Ceiling with desco-glaze paint finish. Service access panels to be located wherever required
	Casework:	All caseworks in cage-wash area are to be metal with (LabTops or equal) 1” solid black epoxy countertop.
	Lighting:	Recessed 1’x 4’ Lay-in Fluorescent light fixture with seal gasket (in area required) Manufacturer: Kleenseal KTR 100 featherweight series Model: K-1-142-F32 J6 AP3-1

General Notes to all tenants

1.	All tenants are to provide with new equipments/millwork Lab bench and casework.

2.	All lab equipment which required steam operation shall be self-generated.

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EXHIBIT B

GMP PROPOSAL

BMR-7 Graphics Drive LLC

17140 Bernardo Center Drive, Suite 222

San Diego, California 92128

Phone: (858) 485-9840

Facsimile: (858) 485-9843

Mr. Scott Horvitz

Chief Financial Officer	October 25, 2006

Linguagen Corporation

2005 Eastpark Blvd.

Cranbury, NJ 08512-3515

RE: 7 Graphics Drive, Ewing, NJ

Dear Scott:

As a follow up on our conversations and pursuant to our Lease Agreement, as amended, attached please find our Guaranteed Maximum Price (GMP) proposal for your review.  Please find a summary of the anticipated costs and fees below:

Linguagen’s TI Estimate (per attached Basis of Estimate Summary)	$3,362,015
Less: Construction Contingency	(146,407)
Subtotal	3,215,608
BioMed Realty Trust Management Fee (3%)	96,468
Guaranteed Maximum Price	3,312,076
Estimated Design fees	175,027	*
Total Estimated TI Draw	$3,487,103

*                    To date, Linguagen has submitted documentation covering $163,586 of the estimated design fees

The above referenced amounts are subject to change per mutually agreed upon additive and deductive change orders incurred during the construction phase of this project.  We look forward to initiating the construction phase of this project.  Please call if you have questions or comments (858) 248-5207.

Sincerely,

/s/ William D. Hunter

William D. Hunter

Attachments:

•                  1st Amendment to Linguagen Lease

•                  BioMed Standards & Finishes (Exhibit A)

•                  Guaranteed Maximum Price Proposal for BMR-Linguagen Protecs Proposal Number: 1297PAC06.1 Date of last modification 10/25/06 (Exhibit B)

Guaranteed Maximum

Price

Professional Turnkey	Proposal for BMR -
Engineering	Linguagen
and Construction	Ewing, New Jersey
Services

ProTecs Proposal Number:

1297PAC06.I

Date of Issue: May 23, 2006

Revised: July 12, 2006

Revised: August 11, 2006

Modified: August 18, 2006

Revised: September 22, 2006

Modified: October 2, 2006

Modified: October 25, 2006

TABLE OF CONTENTS

1.0	EXECUTIVE SUMMARY

	1.1	Overview
	1.2	Key Issues for Project Success
	1.3	Delivery Strategy

2.0	PROJECT SCOPE

	2.1	Architectural / Structural
	2.2	HVAC & Plumbing
	2.3	Electrical

3.0	CLARlFICATIONS AND ASSUMPTIONS

4.0	COMMERCIAL TERMS

	4.1	Guaranteed Maximum Price

5.0	MILESTONE SCHEDULE

6.0	APPENDIX

	6.1	Drawing / Document List
	6.2	ProTecs Project Team

1720 Walton Road   Blue Bell PA. 19422

P: (610) 941-5988    F: (610) 941-5330

www.protecsinc.com

1.0          Executive Summary

1.1          Overview

BioMed Realty Trust has requested that ProTecs develop the Guaranteed Maximum Price ($GMP) proposal for the renovation project located at 7 Graphics Drive in Ewing, New Jersey, in order to accommodate their new tenant, Linguagen. This proposal was generated based on the Revision 2 drawings as prepared by Architecture Plus dated July 26, 2006 and Becht Engineering drawings Revision 3 dated August 1, 2006. As part of this presentation, ProTecs has developed the following $GMP proposal for the described construction scope of work.

This project is based upon the fitout of approximately 17,500 square foot of new tenant space, within the existing shell area. This includes all structural, architectural, mechanical and electrical upgrades as denoted on the design documents for the new lab and office space to be occupied by Linguagen. A detailed description of the various systems upgrades follows. This project is to commence immediately, and will require an accelerated submittal and shop drawing review period, with construction activities starting in the middle of October 2006, with an anticipated completion by mid March 2007. ProTecs has included a preliminary construction schedule with this document.

This GMP proposal includes all management, supervision, equipment, labor, and materials for all construction field activities required to furnish and install systems as depicted on the bid documents identified above and noted in this document.

Following is a detailed description of our proposal including delivery strategy, component summary, proposed commercial terms, and a preliminary schedule.

1.2          Key Issues for Project Success

The successful delivery of a technically driven project is a complex endeavor. ProTecs is up to the challenge since this is our chosen area of expertise and daily practice. This project has multiple critical issues, which must be clearly addressed in order to achieve the programs objectives. The discussion, which follows, offers insights on a proposed project approach.

1.2.1       Quality

This project requires exceptional attention to detail in order to deliver a facility, which meets performance requirements and the necessary conformance and compliance requirements imposed on the project from federal, state, and local authorities. Our team is extensively skilled and knowledgeable of laboratory and related technologies and is capable of translating BioMed Realty Trust and Linguagen requirements into effective facility solutions.

ProTecs has successfully completed several hundred million dollars of pharmaceutical and laboratory facilities over the past few years; all of which have been successful in their achievement of business and technical objectives.

1.2.2       Speed

This project’s objectives must be accomplished within a fixed budget while being cognizant of calendar time. We have confidence in our abilities to successfully meet these objectives. This project is well within our capabilities to totally support, not only from a technical standpoint, but also from in-house resources. We believe having the right talent is essential to meeting this project’s need for timely achievement of deadlines. Since we are design/builders, we are routinely involved with speed critical projects and our entire team routinely works quickly and efficiently toward our clients’ objectives. This project is a good fit for our team. As ProTecs construction team is poised to support this challenging construction schedule.

1.2.3       Technology

Implementing sophisticated processing technologies within a challenging building environment for laboratory and safety compliance is a considerable design challenge. Only firms with extensive practical experience can achieve these technical objectives. ProTecs is up to the challenge. Our practice is specifically focused on pharmaceutical manufacturing and laboratory projects. During the last fourteen years we have been involved with many multiple product manufacturing facilities and pilot plants, as well as a full range of design, build, and validation assignments of laboratory facilities. Our staff is deeply skilled and experienced in these endeavors and we have truly relevant experience and knowledge to bring to this project.

Our team of in-house expert staff will review the existing design documents for constructability, cost effectiveness and commissioning aspects throughout the bidding and construction process. This project is a great opportunity for ProTecs to demonstrate our skills and commitment.

1.2.4       Leadership

Achieving technical and business objectives for this project requires teamwork. Tight coordination, clear responsibilities, and excellent communication are essential on this project if we are to achieve its goals and meet the challenges ahead. ProTecs understands these dynamics and has demonstrated success in becoming a vital part of owner’s teams under these demanding circumstances. We are leaders in our field and have an excellent grasp of our role and responsibilities on this project. We pledge our total corporate commitment on this project. Decisions will be streamlined and support will be solid and timely. We will share all decisions with a strong sense of professionalism and purpose, and are prepared to work with Architecture Plus and Becht Engineering to streamline and expedite the submittal review process.

1.3          Delivery Strategies

Based on the information provided and the pre-bid walk through of the site, ProTecs recommends that BMR / Linguagen use the methodology below to deliver this project. ProTecs believes that a three phase approach will work best. We believe proceeding in the fashion outlined below will lead to the most cost effective and timely delivery of this project.

Phase 1                                                     Consists of procuring all long lead equipment, and expediting all submittals and shop drawings in order to allow for timely deliveries.

Phase 2                                                     ProTecs will execute construction activities in an expeditious manner. This includes all underground piping, exterior wall modifications, structural modifications, MEP and HVAC rough-in, architectural finishes, installation of equipment and casework, and modifications to existing systems.

Phase 3                                                     This phase consists of ProTecs performing system start-up and commissioning, final punchlist, inspections, and allowing BMR / Linguagen to move furniture and equipment into the newly renovated areas. System start up and commissioning will be completed prior to CO being issued.

2.0          PROJECT SCOPE

2.1          Architectural/Structural

•                          Remainder of demolition not completed by THG Builders.

•                          Sawcutting of floor and restoration to accommodate underground piping and new footing installation for new mezzanine.

•                          Sawcut and restoration of parking lot for new emergency generator utility trench. New pads/supports for new generator and relocated, existing chiller.

•                          Modifications to existing exterior wall for new windows and glazing, including needle beam and supports. New storefront doors as shown.

•                          Relocation of existing stairs to existing mezzanine area.

•                          New structural mezzanine as depicted.

•                          Structural framing and reinforcing for new HVAC equipment and penetrations.

•                          New walls including framing and drywall, and new doors, frames and hardware.

•                          New ceiling systems (GWB & Acoustical) and supports as depicted.

•                          New flooring, including vinyl, ceramic tile, carpet and epoxy flooring as shown.

•                          New laboratory casework and hoods.

•                          New millwork, accessories and partitions for bathroom and galley areas.

•                          All interior painting and finishes.

•                          Roofing cutting and patching for new work, including sealing of penetrations.

2.2          Mechanical

•                          Sanitary and vent piping as depicted in design documents.

•                          New piping systems including cold water, hot water, natural gas, lab compressed air.

•                          New plumbing fixtures as shown, including laboratory sinks.

•                          Chilled water and hot water piping systems as depicted, including pumps and tanks.

•                          New HVAC duct systems, including all dampers and diffusers.

•                          Furnish and install of new boiler, pumps, coils, fans, rooftop units and air handling units.

•                          Demolition of existing and supply / install of new chiller.

•                          Automatic Temperature Controls and balancing of the air and hydronic systems is included in this scope.

•                          Installation and calculations for new sprinkler system, including modifications to existing system.

2.3          Electrical

•                          Power feeders, wiring and conduit to new and relocated HVAC equipment.

•                          Power feeders, wiring and conduit for new receptacles and devices.

•                          Electrical wiring and fixtures as depicted on lighting plans.

•                          Fire devices and a working system as shown on drawings and specifications.

•                          Furnish and install new panel boards and distribution panels.

•                          Furnish and install new emergency generator, including underground feeds.

3.0          CLARIFICATIONS AND ASSUMPTIONS

The following represents a list of assumptions and clarifications used in preparation of the estimate. It is noted that there may be adjustments to the Estimate required based on the scope increase or decrease by the revised documents and/or any changes to the following assumptions and clarifications:

•                  This proposal and all contents expressed herein are confidential and privileged, and cannot be disclosed to parties outside of ProTecs and BioMed Realty Trust without the specific written permission of ProTecs. Dissemination, distribution, or copying of this document, or any portion thereof by any party other than ProTecs is strictly prohibited.

•                  ProTecs general conditions include costs associated with the Supervision and Management of procurement and construction activities through out the duration of the project. The proposal is based on the work schedule attached hereto and milestone dates identified therein. Any work associated with General Conditions extending beyond the schedule indicated due to revisions directed by the owner are not included.

•                  Fee is shown as a percentage of costs only for the overall presentation of the costs. It remains to be a fixed amount for the given scope whether there are cost savings on the project or otherwise. The fee for Owner requested additional work will be calculated at the same percentage basis. If the project scope increases, the fee and overhead also increase either at the same percentage rate as the shown in the estimate breakdown or on the basis of requirements dictated by the project schedule and job conditions–whichever is applicable.

•                  ProTec services will be provided with a standard of care similar to other professional service firms providing these services within the region.

•                  There are neither Design nor Validation Scopes of Work included in the attached $GMP Estimate.

•                  The state and local sales taxes are excluded for the project and equipment (ProTecs or Owner furnished) item (all assumed to be non-taxable — the owner is to provide required exemption forms).

•                  The building permit was submitted by others but will be paid for by ProTecs. The cost has been included in the $GMP.

•                  Builders risk insurance is by BioMed Realty Trust. The deductible limited for ProTecs will be $5,000.

•                  Payment and performance bonds costs are not included. These can be added to the overall budget if requested by the Owner.

•                  The estimate is based on working during normal hours, between 7:00 AM and 3:30 PM, during the week, Monday through Friday with the exception of utility tie-into existing systems. Tie-in work is anticipated to be done during off hours. No additional shift work or overtime has been included.

•                  The construction is based on the known code requirements. Any requirements above and beyond these standards that may be required by the Owner’s insurance provider are not included as part of this work. ProTecs has included costs only for those items clearly designed and depicted/defined on the contract drawings. Additional code requirements by the insurance carrier, township, etc. are not included. ProTecs expects the design to reflect and show all code requirements, and “implied” code items are not included.

•                  All unit costs identified as “ALLOW’ or “ALLOWANCE ITEM” represent an allowance for that particular line item that is the maximum financial responsibility of ProTecs within the estimate. Any costs for any line item with unit cost of in excess of the indicated amount is not included.

•                  A dedicated fire watch service during the construction process is not included.

•                  ProTecs has included rigging, handling and freight costs only for those items, which are listed to be furnished by ProTecs and their subcontractors.

•                  Factory/Shop Inspections and tests by ProTecs are not included.

•                  Site security, temporary site lighting other than for emergency egress and construction activities, etc. during the course of construction, is not included.

•                  Utilities:

•                                          ProTecs assumes that all the existing utilities to which we are tying into are functioning properly and will remain fully functional, and not be clogged, blocked or require modification beyond what is indicated on the Owner furnished documents.

•                                          It is assumed that the size/capacity/pressure of the existing utilities are adequate, are in acceptable condition, and working properly.

•                                          The estimate does not include any remedial work to existing systems, unless otherwise shown.

•                  Landscaping is not included.

•                  Subsurface investigation is excluded. It is assumed that any unknown underground utilities, tanks, structures etc. that need to be removed or modified will be the responsibility of the Owner. Electronic scanning of the building slab is included.

•                  Removal of hazardous material such as asbestos, lead paint, PCB, radio active material, potent dust laden equipment, devices and utilities, underground tanks, etc. is not included. These materials have to be addressed if and when encountered during the course of the work. Unless otherwise indicated, ProTecs has not included any special construction to house hazardous, solvent, or flammable substances.

•                  Temporary fencing for “lay-down” areas or site storage areas is not included in this estimate unless required by ProTecs.

•                  Temporary lay down areas are assumed within the building and in the parking space in the back of the building

•                  Environmental services including permitting and monitoring/addressing of air and waste discharges are not included unless stated otherwise in the estimate. Any wastewater treatment systems are excluded and have been discounted from the $GMP. ProTecs is carrying a lime item for air and waste water assessment to be done by Tom Kilti. This is a place holder for the sum of money and the service will be contracted by the owner directly.

•                  Trade remobilization other than what is required by the project schedule and associated staging and phasing is not included. Unscheduled Project Shutdowns (other than the ones spelled out in the project schedule) are not included from this estimate. ProTecs assumes all work will occur simultaneously.

•                  ProTecs has included fire extinguisher cabinets and fire extinguishers as shown.

•                  Room signage is included, where shown.

•                  ProTecs has included $2,500 for window treatments and blinds. None have been specified yet, but will comply with building standards.

•                  Supply, install and utility hook-up of office furniture and cubicles are excluded from this estimate. The power wire has been included to a junction box as specified on the drawings. The actual furniture hook up from the box to the furniture is by others.

•                  Enclosure/screen wall to conceal the exterior mechanical/electrica1 equipment from the view is not included.

•                  Painting of exterior gas piping per specification has been included. No other exposed utilities will be painted.

•                  Steel testing, e.g. visual field welding and bolt torquing is included in accordance with the structural drawings. Any testing of metals for strength including x-ray testing for welds is not included.

•                  Spray fireproofing of the steel structure is not included.

•                  Room Particulate and Pressure Monitoring systems are not included.

•                  Temporary heating may be needed and would be billed on a cost plus basis. 3 months of temporary heating has been included in the $GMP. Utilities will be paid by the owner.

•                  Intercom system is excluded.

•                  Telecommunication system is excluded. Raceway conduit from a wall back box to the ceiling plenum is included. All other raceway systems have been excluded. It is understood that the owner will be contracting with the same contractor as the apparent low bidder for the electric and the work will be conducted at the same time as the general construction. ProTecs will coordinate the installation of the telecommunications wire.

•                  New neutralization pit installation and associated concrete is excluded and has been credited to the $GMP.

•                  Sprinkler system is assumed to have adequate capacity. Replacement of standpipes,

sprinkler mains, and main fire protection components are not included. No sprinkler work in the Warehouse Space is included. Sprinkler coverage is provided in the labs, office and cleanroom areas (as indicated on the drawings). Sprinklers will be installed in a symmetrical pattern but not necessarily in the center of all ceiling tiles. New hydraulic calculations are included. (add $9500 for center of tile installation)

•                  Adequate and approved water supply to support the demand of the potable water system is available and furnished by others.

•                  CCTV is not included

•                  ProTecs has included cost for the Ar and N2 lab gas piping as shown on the fax from architecture plus dated May 12, 2006, and now included in the revised contract drawings. ProTecs excludes CO2 piping from this scope.

•                  The space currently has lighting high in the space. This lighting is assumed to remain. Where the lighting is over unfinished areas like the warehouse, the existing lighting will remain and be used to light the area. Where lighting is installed over a finished area the lighting will be recircuited so that they can be turned off.

•                  The $GMP clarifications and assumptions are to be used in conjunction with the plans and specifications. They are meant to fill in gaps in the scope documents and clarify “Catch All Phrases”.

•                  Compressed air filter certifications are not included. Fume hoods and HEPA filter certifications are excluded.

•                  ProTecs included the RO/DI water systems but not the Millipore units or final polishing units. This is based upon the HYDRO quote 405S11-0 dated Aug. 10, 2006 provided to us by owner.

•                  The proposal is based on the work schedule attached hereto and milestone dates identified therein. Schedule will be provided in Primavera format after contract is awarded.

•                  The contingency is exclusively meant to pay for all the cost associated with estimating variances. The purpose of the contingency, however, is not to pay for additional work requests or scope adjustments by the Owner or cost associated with force majeure (i.e. Acts of God, labor strife, strikes, etc.). Linguagen will have the right to view all cost associated with the contingency line item. No funds identified as contingency will be expended without authorization of the owner. In an effort to maintain schedule both verbal and written forms of authorization via phone, fax and e-mails will be acceptable. All approvals will be followed up in writing.

•                  ProTecs’ standard one-year warranty on labor and materials are provided. Any standard manufacturers extended warranties and guarantees will be passed along to either/or both BMR and Linguagen. Any additional warranty requirements beyond these terms have not been included in this $GMP and could be purchased direct by either BMR or Liguagen. Any equipment/system failure due to lack of proper maintenance is excluded from ProTecs responsibility.

•                  Our proposal is based on mutually agreed terms and contract documents. ProTecs assumes terms similar to our previous construction project would be enforced.

•                  We have not included any allowance for cost impacts or escalation in regard to the current issues with shortages of steel and related products, materials, and equipment (steel, reinforcing bar, conduit, piping, chiller, boiler, electrical gear, etc.). Any cost impacts related to this issue past the $GMP guarantee date of 10/09/2006 will be addressed as an adjustment to the project scope, as necessary.

•                  Construction schedule is based on no delays due to weather, municipal permits, or inspections.

•                  Installation of the telephone/data and PA systems are not included. ProTecs has carried $26,000.00 for security and card reader systems based upon quote received from the preferred vendor.

•                  ProTecs assumes vacuum pumps are by tenant, and are not included.

•                  ProTecs has excluded laboratory equipment noted in table on drawings CW-1 and CW-2, with exception to the fumehoods (F4-1, F4-2, F4-3) and Jamestown safety cabinet (PL- 5) which are included.

•                  ProTecs has included $47,000 for one (1) Getinge steam sterilizer Model 422LS based upon a quote PH0306-010 dated March 1, 2006 supplied by the owner. ProTecs has not included interconnect of components and installation of factory supplied loose components due to limited information. Setting of the steam sterilizer is included.

•                  ProTecs has included $26,883 plus $1200 for install by factory rep. for one (1) Lancer 1400 UP glasswasher with Basic Basket based on a quote 1403-06-03 dated March 1, 2006 provided by the owner. ProTecs has not included interconnect of components and installation of factory supplied loose components due to limited information. Setting of the glasswasher is included. No Jet Racks have been included in this $GMP.

•                  It is understood the existing building shell will be of adequate construction to support the mechanical. electrical and architectural systems to be fumished under this scope of work and that no supplemental steel, other than that shown on the current plans, will be required.

•                  Millwork is fabricated in open-shop environment.

•                  No paint above ceiling; firetape only.

•                  ProTecs has not included exterior signage. ProTecs has only included interior signage for bathrooms. Interior room signs are not included.

•                  ProTecs does not include repair to existing MEP insulation.

•                  ProTecs will patch existing vapor barrier and install new where disturbed. ProTecs does not include welding new barrier to existing.

•                  No warranty of guarantee of existing MEP systems is implied or given.

•                  Balancing of HVAC systems is included however; ProTecs excludes any specific fumehood testing (ASHRAE 100 etc.,).

•                  ProTecs has not included sprinkler coverage in ductwork or within fumehoods.

•                  Any escalation due to market conditions from our proposal expiration date has not been included in this $GMP.

•                  Revised structural drawings were not provided. This proposal is based upon ProTecs using conventional means and methods to shore the outside wall in lieu of the depicted shoring system on the drawings. In addition, as previously stated the waste neutralization pit will not be installed.

•                  ProTecs will coordinate pressure requirements with the subcontractor for the gas meter upgrade to ensure proper pressure is supplied.

•                  The (5) year compressor, parts only warranty is included.

•                  Removal of existing chiller pier foundations is included. Patching of paving is also included.

•                  Supply and install of new 105 ton chiller (carrier) has been included in the $GMP. Removal and disposal of existing chiller by others.

•                  Setting of gas meters is by PSEG contracted by owner or payee of service.

4.0          COMMERCIAL TERMS

ProTecs proposes to provide the above-described professional construction services for a guaranteed maximum price of Three Million Seven Hundred Ninety Six Thousand and Thirty Eight Dollars ($3,796,038.00).

Work can commence immediately upon receiving written authorization to proceed or a purchase order. Our services will be invoiced monthly based on the percent of completion and are payable upon receipt. A division breakdown for these costs is provided within the attached estimate.

This proposal is valid until October 3lst, 2006. If the services of ProTecs do not commence, or are stopped for a period of thirty (30) days through no act or fault of ProTecs, ProTecs may elect to renegotiate the terms of this agreement to reflect changes in project scope, schedule and fee schedules.

Any changes made to this proposal do not constitute an agreement. Both parties in writing must approve all changes. If you accept this proposal, please sign one copy and return it to ProTecs.

PROTECS, INC.		ACCEPTED BY:
PROTECS PROPOSAL NO.: 1297PAC06.1rev.4c BioMed Realty Trust

/s/ Christopher R. DiPaolo
Christopher R. DiPaolo
Principal	Date:

BIOMED REALTY TRUST - LINGUAGEN
EWING, NJ
BASIS OF ESTIMATE
SUMMARY

		TOTAL
		ESTIMATED	TOTAL COST	TOTAL COST
DIVISION	DESCRIPTION	COSTS	(LINGUAGEN)	(BMR)
01	GENERAL CONDITIONS	$231,151	$195,478	$34,673
02	SITE WORK	$141,350	$118,050	$23,300
03	CONCRETE	$84,200	$78,700	$5,500
04	MASONRY	$34,800	$0	$34,800
05	METALS	$407,600	$172,300	$235,300
	Alternate #1 Provide Alternate Steel Shoring	$(139,000)		$(139,000)
06	CARPENTRY	$43,710	$36,954	$6,756
07	THERMAL & MOISTURE PROTECTION	$42,070	$38,570	$3,500
08	DOORS AND WINDOWS	$110,025	$52,430	$57,595
09	FINISHES	$498,223	$498,223	$0
10	SPECIALTIES	$1,000	$1,000	$0
11	EQUIPMENT	$0	$0	$0
12	FURNISHINGS	$224,346	$224,346	$0
13	SPECIAL CONSTRUCTION	$0	$0	$0
14	CONVEYING SYSTEMS	$0	$0	$0
15	MECHANICAL	$1,139,463	$1,129,963	$9,500
	Alternate #1 - Add for Underground Sanitary Line	$12,000	$0	$12,000
	Alternate #2 - Add or 3 months of Temp, Heat	$16,000	$16,000	$0
16	ELECTRICAL	$486,935	$410,485	$76,450
17	PROCESS	$0	$0	$0

81	INSURANCE & WARRANTY	$36,171	$30,745	$5,426
81	PERMITS	$27,100	$23,035	$4,065
	Alternate #1 - Add for Wastewater Permits	$4,500	$0	$4,500
82	COMMISSIONING	$10,000	$8,000	$2,000
83	ENGINEERING AND DESIGN	$0	$0	$0
84	OVERHEAD/FEE	$212,150	$180,328	$31,823
85	VALIDATION	$0	$0	$0
	CURRENT TOTAL	$3,623,794	$3,215,608	$408,187

80	CONTINGENCY	$172,244	$146,407	$25,837

	GMP Total w/ Contingency	$3,796,038	$3,362,015	$434,023

PROTEC, INC.	BIOMED REALTY TRUST - LINGUAGEN
ESTIMATING	EWING, NJ
DETAILED ESTIMATE

COST CODE	DESCRIPTION	QUANTITY	UNIT	UNIT COST	SUBTOTAL	TOTAL COST (LINGUAGEN)	TOTAL COST (SMR)
01-000000	GENERAL CONDITIONS				$0
01-004000	Telephone - Toll Calls	5	MO	$250.00	$1,250	$1,063	$185	Pro-Rated
01-005000	Computers/Network	5	MO	$100.00	$500	$425	$75	Pro-Rated
01-006000	Reimbursables	5	MO	$1,600.00	$8,000	$6,800	$1,200	Pro-Rated
01-025000	Safety	5	MO	$650.00	$3,250	$2,783	$488	Pro-Rated
01-038000	Pre-Construction Coordination	1	LS	$12,600.00	$12,500	$10,825	$1,875	Pro-Rated
01-039000	Pre-Construction Estimating	1	LS	$16,101.00	$16,101	$13,685	$2,415	Pro-Rated
01-041000	Construction Project Coordination	1	LS	$7,500.00	$7,500	$6,375	$1,125	Pro-Rated
01-047000	Superintendant	21	WKS	$3,800.00	$79,800	$67,830	$11,970	Pro-Rated
01-048000	Project Manager	22	WKS	$2,060.00	$45,100	$38,335	$8,765	Pro-Rated
01-049000	Clerical Support	22	WKS	$350.00	$7,700	$6,545	$1,155	Pro-Rated
01-057000	Project Engineer (Home)	22	WKS	$2,100.00	$46,200	$39,270	$6,930	Pro-Rated
01-305000	Drawings and Prints	5	MO	$250.00	$1,250	$1,063	$188	Pro-Rated
01-306100	Counter and Postage	5	MO	$200.00	$1,000	$850	$150	Pro-Rated
01-775000	Punch Lists	1	LS	$1,000.00	$1,000	$850	$150	Pro-Rated
	GENERAL CONDITIONS SUBTOTAL				$231,151	$196,475	$34,673
	DIVISION 2 - SITEWORK
02-000000	SITE WORK				$0
02-002000	Dumpsters General	20	EA	$650.00	$13,000	$13,000	$0
02-002000	Dumpsters - Concrete and Demolition	3	EA	$850.00	$2,550	$2,550	$0
02-003000	Cleaning/Laborer	5	MO	$5,000.00	$25,000	$21,250	$3,750	Pro-Rated
02-004000	Temporary Protection	1	LS	$3,500.00	$3,500	$3,500	$0
02-004100	Temporary Enclosure (outside wall)	1	LS	$6,800.00	$5,800	$0	$5,800
02-004200	Temporary Floor Protection	1	LS	$2,500.00	$2,500	$2,500	$0
02-006000	Field Office	5	MO	$800.00	$4,000	$3,400	$800	Pro-Rated
02-007000	Sanitary Facilities	20	WKS	$150.00	$3,000	$2,560	$450	Pro-Rated
02-013000	Final Cleaning	1	LS	$12,000.00	$12,000	$10,200	$1,500	Pro-Rated
02-015000	Small Tools and Equipment	1	LS	$3,500.00	$3,500	$2,975	$825	Pro-Rated
02-210000	Subsurface Investigation of Floor	1	LS	$3,000.00	$3,000	$3,000	$0
02-999000	Scaffolding and Platforms	1	LS	$52,500.00	$82,500	$53,125	$9,375	Pro-Rated
	SITE WORK SUBTOTAL				$141,350	$118,050	$23,300
	DIVISION 3 - CONCRETE
03-000000	CONCRETE	1	LS	$89,000.00	$69,000	$68,500	$0
03-000001	Slab cut and replace at 5 Line/D.58 E, and 5 Line/ D.5 and E					$0	$500
03-999999	Remove Neutralization Pit	1	LS	$(9,800.00)	$(9,800)	$(9,800)	$0
03-999999	Demolition of Existing Chiller Pad and Foundation	1	LS	$5,000.00	$5,000	$0	$5,000
	CONCRETE SUBTOTAL				$84,2000	$78,780	$5,500
	DIVISION 4 - MASONRY

04-000000	MASONRY	1	LS	$34,800.00	$34,800	$0	$34,800
04-000001	Shoring of Outside wall	1	LS	Included		$0	included in Above
	MASONRY SUBTOTAL				$34,8000	$0	$34,800
	DIVISION 5 - METALS
05-000000	Misc. METALS	1	LS	$170,600.00	$170,600	$170,600	$0
05-000001	Windbracing and tube lintels along E line	1	LS	$235,000.00	$235,000	$0	$235,000
05-550000	Stair Treads and Nosings	0	LS	$9,900.00	$0	$0	$0
05-990000	Structural Submittal/RFI’s	1	LS	$2,000.00	$2,000	$1,700	$300	Pro-Rated
	METALS SUBTOTAL				$407,600	$172,300	$235,000
	DIVISON 6 - CARPENTRY
06-000000	CARPENTRY	0	LS	$0.00	$0
06-220000	Millwork	1	LS	$36,954.00	$36,954	$36,954	$0
06-220001	Add Corian Tops	1	LS	$6,758.00	$8,756	$0	$6,756
	CARPENTRY SUBTOTAL				$43,710	$36,954	$6,758
	DIVISION 7 - THERMAL AND MOISTURE PROTECTION
07-000000	THERMAL & MOISTURE PROTECTION	0	LS	$0.00	$0
07-500200	Roofing With Flashing	1	LS	$38,570.00	$38,570	$38,570	$0
07-824000	Sealants for exterior Windows	1	LS	$3,500.00	$3,500	$0	$3,500
	THERMAL AND MOISTURE PROTECTION SUBTOTAL				$42,070,	$38,570	$3,500
	DIVISON 8 - DOORS AND WINDOWS
08-000000	DOORS AND WINDOWS	0	LS	$0.00	$0
08-100100	Doors	1	LS	$42,250.00	$42,250	$42,250	$0
08-111000	H M Steel Doors and Frames	1	LS	$0.00	INCLUDED	$0	$0
08-800000	Glazing Interior	1	LS	$10,180.00	$10,180	$10,160	$0
08-800001	Glazing Exterior	1	LS	$57,585.00	$57,595	$0	$57,595
	DOORS AND WINDOWS SUBTOTAL				$110,025	$52,430	$57,595
	DIVISION 9 - FINISHES
09-000000	FINISHES	1	LS	$326,353.00	$325,353	$326,353	$0
09-310000	Ceramic Tile	1	LS	$25,400.00	$26,400	$26,400	$0
09-653100	VCT	1	LS	$50,830.00	$50,830	$50,830	$0

COST CODE	DESCRIPTION	QUANTITY	UNIT	UNIT COST	SUBTOTAL	TOTAL COST (LINGUAGEN)	TOTAL COST (BMR)
09-653200	VCT Floor and Vinyl Base	1	LS	$0.00	INCLUDED
09-675300	Painted Epoxy Flooring	1	LS	$36,700.00	$36,700	$36,700	$0
09-880000	Carpet	1	LS	$0.00	INCLUDED
09-770200	Corner Guards - Install	1	LS	$4,000.00	$4,000	$4,000	$0
09-770300	Corner Guards	1	LS	$4,030.00	$4,030	$4,030	$0
09-900000	Painting	1	LS	$32,885.00	$32,885	$32,885	$0
09-995000	Architectual Submittals/RFI’s	1	LS	$3,000.00	$3,000	$3,000	$0
09-999999	Remove Stair Nosing	0	LS	$(9,900.00)	$0		$0
09-999999	Bead Blasting	1	LS	$14,025.00	$14,025	$14,025	$0
	FINISHES SUBTOTAL				$498,223	$498,223	$0
	DIVISION 10 SPECIALTIES
10-000000	SPECIALTIES	0	LS	$0.00	$0
10-100000	Projection Screens	1	LS	$0.00	INCLUDED
10-522000	Fire Extinguishers	1	LS	$1,000.00	$1,000	$1,000	$0
10-522100	Fire Exiting Cabinets & Access	1	LS	$0.00	INCLUDED
	SPECIALTIES SUBTOTAL				$1,000	$1,000	$0
	DIVISION 11 EQUIPMENT
11-000000	EQUIPMENT	0	LS	$0.00	$0
	EQUIPMENT SUBTOTAL				$0	$0	$0
	DIVISION 12 FURNISHINGS
12-000000	FURNISHINGS	0	LS	$0.00	$0
12-300000	Casework	1	LS	$146,763.00	$146,763	$146,763	$0
12-490000	Window Treatments	1	LS	$2,5000.00	$2,500	$2,500	$0
12-908000	Sterilizer	1	LS	$47,000.00	$47,000	$47,000	$0
12-911000	Glass Washer - Furnish	1	LS	$26,883.00	$26,883	$26,883	$0
12-911000	Glass Washer - Install	1	LS	$1,200.00	$1,200	$1,200	$0
	FURNISHINGS SUBTOTAL				$224,346	$224,346	$0
	DIVISION 13 SPECIAL CONSTRUCTION
13-000000	SPECIAL CONSTRUCTION	0	LS	$0.00	$0
	SPECIAL CONSTRUCTION SUBTOTAL				$0	$0	$0
	DIVISION 14 CONVEYING SYSTEMS
14-000000	CONVEYING SYSTEMS	0	LS	$0.00	$0
	CONVEYING SYSTEMS SUBTOTAL				$0	$0	$0
	DIVISION 15 MECHANICAL
15-000000	MECHANICAL	0	LS	$0.00	$0
16-100000	Piping Systems	1	LS	$439,000.00	$439,000	$439,000	$0
15-110000	Valves	1	LS	$0.00	INCLUDED
15-183300	HW Reheat Coils	1	LS	$3,500.00	$3,500	$3,500	$0
15-184000	Refrigerant Piping	1	LS	$0.00	INCLUDED
15-211000	Air Compressors	1	LS	$7,500.00	$7,500	$7,500	$0
15-214100	Lab Gas Piping Systems (Ar & N2)	1	LS	$15,000.00	INCLUDED
15-214200	Lab Gas Manifolds & Regulators	1	LS	$3,500.00	$3,500	$3,500	$0
15-300000	Fire Protection	1	LS	$48,800.00	$48,800	$48,800	$0
15-500000	Boilers	1	LS	$22,300.00	$22,300	$22,300	$0
15-600100	Chiller Test	1	LS	$0.00	$0
15-720000	Air Handling Units	1	LS	$41,000.00	$41,000	$41,000	$0
15-720100	Install/TrimOutAirHandlingUnits	1	LS	$0.00	INCLUDED
15-732100	Pkgd Rooftop HVAC Units	1	LS	$28,000.00	$28,000	$28,000	$0
15-810000	Ductwork Galvanized	1	LS	$277,200.00	$277,200	$277,200	$0
15-810300	Ductwork Pressure/Leak Testing	1	LS	$5,400.00	$5,400	$5,400	$0
15-811000	Duct Hangers & Supports	1	LS	$0.00	INCLUDED
15-830000	Exhaust Fans	1	LS	$9,800.00	$9,800	$9,800	$0
15-900000	Controls and Instrumentation	1	LS	$107,475.00	$107,475	$107,475
15-950000	Testing Adjusting & Balancing	1	LS	$12,000.00	$12,000	$12,000	$0
15-960000	Mechanical Submittals/RFI’s	1	LS	$3,000.00	$3,000	$3,000	$0
15-965000	Rigging	1	LS	$0.00	INCLUDED
15-991000	Commissioning	1	LS	$0.00	INCLUDED
15-991100	Start-up Assistance	1	LS	$0.00	INCLUDED
15-999999	Chiller	1	LS	$58,500.00	$58,500	$58,500	$0
15-999999	Hydro DI Water System	1	LS	$38,988.00	$38,988	$38,988	$0
15-999999	Specified Mechanical Equipment	1	LS	$24,000.00	$24,000	$24,000	$0
15-999999	Exterior Natural Gas Piping	1	LS	$9,500.00	$9,500	$0	$9,500
	MECHANICAL SUBTOTAL				$1,139,463	$1,129,963	$9,500
	DIVISION 16 ELECTRICAL
16-000000	ELECTRICAL	1	LS	$391,135.00	$391,135	$391,135	$0
16-230000	Generators	1	LS	$16,800.00	$16,800	$16,800	$0
16-265000	Uninterruptible Power Systems	1	LS	$0.00	NIC
16-740000	Telephone/Data Systems	1	LS	$0.00	NIC
16-750000	Fire Alarm System	1	LS	$0.00	INCLUDED
16-752000	Gas Alarm Systems	1	LS	$0.00	NIC
16-760000	Security Systems/Card Readers	0	LS	$26,000.00	Owner Supplied
16-761000	Access Control System	1	LS	$0.00	INCLUDED

PROTECS, INC.	BIOMED REALTY TRUST—LINGUAGEN
ESTIMATING	EWING, NJ
DETAILED ESTIMATE

Cost Code	Description	Quantity	Unit	Unit Cost	Subtotal	Total Cost	Total Cost
						(Linguagen)	(BMR)
16-761000	Electrical to Panels in other Tenant space	1	LS	$76,000.00	$76,000	$0	$76,000
16-960000	Electrical Submittals/RFI’s	1	LS	$3,000.00	$3,000	$2,550	$450	Pro-Rated
	ELECTRICAL SUBTOTAL				$486,935	$410,485	$76,450
DIVISION 17—PROCESS
17-000000	PROCESS	0	LS	$0.00	$0
17-150000	Process Piping Systems–	0	LS	$7,000.00	$0
	PROCESS SUBTOTAL				$0	$0	$0
	DIVISION 80 CONTINGENCY
80-000000	CONTINGENCY	1	LS	$172,243.65	$172,244	$148,407	$25,837	Pro-Rated
	CONTINGENCY SUBTOTAL				$172,244	$148,407	$25,837
	DIVISION 81 INSURANCE &WARRANTY
81-000000	INSURANCE & WARRANTY	1	LS	$38,171.17	$36,171	$30,745	$5,426	Pro-Rated
81-100000	Insurance	1	LS	$0.00	$0
81-100100	Sales Tax	1	LS	$0.00	NIC
81-100200	Building Permit	1	LS	$0.00	NIC
81-110000	Acceleration Premium	1	LS	$0.00	NIC
	INSURANCE & TAXES SUBTOTAL				$36,171	$30,745	$5,425
	DIVISION 81 PERMITS
81-999999	Building Permit	1	LS	$27,100.00	$27,100	$23,035	$4,065	Pro-Rated
	PERMITS ADD/DEDUCT ALTERNATES SUBTOTAL				$27,100	$23,035	$4,065
	DIVISION 82 COMMISSIONING
82-000000	COMMISSIONING	1	LS	$10,000.00	$10,000	$8,500	$1,500	Pro-Rated
	COMMISSIONING SUBTOTAL				$10,000	$8,000	$2,000
	DIVISION 83 DESIGN & ENGINEERING
83-000000	DESIGN & ENGINEERING	0	LS	$0.00	NIC
	DESIGN & ENGINEERING SUBTOTAL				$0	$0	$0
	DIVISION 84—FEE
84-000000	FEE ITEMS	1	LS	$212,150.21	$212,150	$180,328	$31,823	Pro-Rated
	FEE SUBTOTAL				$212,150	$180,328	$31,823
	DIVISION 85—VALIDATION
85-000000	VALIDATION	0	LS	$0.00	$0
	VALIDATION SUBTOTAL				$0

3

5.0 MILESTONE SCHEDULE

4

BMR - LINGUAGEN
EWING, NJ
BID SCHEDULE

ID	Task Name	Duration	Start	Finish
1	Permit Approval	1 day	Thu 10/26/06	Thu 10/26/06
2	BMR Approve & Release ProTecs	5 days	Thu 10/26/06	Wed 11/1/06
3	PROTECS Mobilize to Site	0 days	Mon 11/6/06	Mon 11/6/06
4	Sand Blast existing floor/Sawcut & Underground	15 days	Tue 11/7/06	Tue 11/28/06
5	Submittals & Shop Drawings	3.8 wks	Tue 11/7/06	Fri 12/1/06
19	PROTECS Install Temp. Utilities, lights, safety	7 days	Tue 11/7/06	Wed 11/15/06
6	Fabricate Long Lead Equip.	11 wks	Wed 11/22/06	Thu 2/8/07
9	MEP & Steel Rough-In	5 wks	Mon 11/27/06	Mon 1/1/07
10	Wall Framing, Door Frames & Rough-In	3 wks	Tue 12/26/06	Mon 1/15/07
12	Begin Drywall & Finishes	3 wks.	Thu 1/11/07	Wed 1/31/07
11	Exterior Wall Modifications / Windows	3 wks.	Wed 1/24/07	Tue 2/13/07
13	Prime Coat/ 1st Coat Paint	7 days	Thu 2/8/07	Fri 2/16/07
7	Receive, Set, & Rig Equipment	2 wks	Fri 2/9/07	Thu 2/22/07
14	Install Ceiling & Tile Work	3 wks	Tue 2/13/07	Mon 3/5/07
8	TrimOut & Hookup Equipment	3 wks	Fri 2/23/07	Thu 3/15/07
15	Install Casework/Shelves/Hoods	8 days	Fri 3/2/07	Tue 3/13/07
16	Complete Paint/Floor/Fixtures/Trimout/Doors & H	3 wks	Mon 3/12/07	Fri 3/30/07
17	Commission & Start-Up	10 days	Mon 3/19/07	Fri 3/30/07
18	Balancing & Punchlist	10 days	Wed 3/28/07	Tue 4/10/07
20	Project Complete	0 days	Tue 4/10/07	Tue 4/10/07

Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
10/26
11/6
4/10

Project: schedule
Date: Wed 10/25/06

Task | Split | Progress | Milestone | Summary | Project Summary | External Tasks | External Milestone | Deadline

Page 1

OWNER PROPOSAL SCHEDULE
Revised October 25, 2006

6.0          Appendix

6.1 Drawing / Document List

*	BY	DRAWING NUMBER	TITLE	REV	DESCRIPTION	REV DATE
ARCHITECTURAL DRAWINGS
*	Architecture Plus	GN1	NJ UCC Notes, General Notes, Details, Elevations & Key Plan	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	D1	Partial Demolition Plan	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	D2	Partial Demolition Plan	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	A1	Partial Floor Plan	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	A2	Partial Floor Plan	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	A3	Interior Elevations & Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	A4	Enlarged Floor Plan and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	A5	Exterior Building Elevations, Partial Floor Plans and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	F1	Room Schedule, Notes and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06

*	Architecture Plus	F2	Door Schedule, Notes and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	RC1	Partial Reflected Ceiling Plan and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	RC2	Partial Reflected Ceiling Plan and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	CW1	Partial Casework Plan	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	CW2	Partial Casework Plan	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	CW3	Casework Elevations and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
*	Architecture Plus	RP1	Partial Roof Plan and Details	2	Misc. Revisions Per Coordination With Contract And As Required By Client	07/26/06
FIRE PROTECTION DRAWINGS
*	Becht Engineering	FP-1	Fire Protection Specifications	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	FP-2	Fire Head Location Plan	3	Issued For Revision 3 And Permit Update	8/1/06
PLUMBING DRAWINGS
*	Becht Engineering	P-1	Plumbing Specifications	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	P-2	Plumbing Schedules and Details	3	Issued For Revision 3 And Permit Update	8/1/06

*	Becht Engineering	P-3	Plumbing Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	P-4	Plumbing Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	P-5	Plumbing Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	P-6	Plumbing Gas Piping Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	P-7	Plumbing Riser Diagrams	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	P-8	Plumbing Part Sanitary Riser	3	Issued For Revision 3 And Permit Update	8/1/06
MECHANICAL DRAWINGS
*	Becht Engineering	M-1	Mechanical Specifications	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-2	Mechanical Symbols and Schedules	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-3	Mechanical Schedules and Abbreviations	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-4	Mechanical Demolition Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-5	Mechanical Partial Ductwork Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-6	Mechanical Partial Ductwork Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-7	Mechanical Partial Ductwork Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-8	Mechanical Partial Piping Plan	3	Issued For Revision 3 And Permit Update	8/1/06

*	Becht Engineering	M-9	Mechanical Partial Piping Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-10	Mechanical Roof Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-11	Mechanical Controls	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-12	Mechanical Controls	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-13	Mechanical Details	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-14	Mechanical Details	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	M-15	Mechanical Details	3	Issued For Revision 3 And Permit Update	8/1/06
ELECTRICAL DRAWINGS
*	Becht Engineering	E-1	Electrical Specifications	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-2	Electrical General Information	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-3	Electrical Lighting Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-4	Electrical Lighting Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-5	Electrical Power Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-6	Electrical Power Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-7	Electrical Fire Alarm Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06

*	Becht Engineering	E-8	Electrical Fire Alarm Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-9	Electrical Roof Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-10	Electrical Mezzanine Power and Lighting Part Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-11	Electrical Single Line Diagram & Distribution Plan	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-12	Electrical Schedules	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	E-13	Electrical Schedules	3	Issued For Revision 3 And Permit Update	8/1/06
*	Becht Engineering	PE-1	Plumbing/Electrical Site Plan	3	Issued For Revision 3 And Permit Update	8/1/06

STRUCTURAL DRAWINGS
*	KPV Group	S1	Foundation Plan		Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06
*	KPV Group	S2	Mezzanine Framing Plan		Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06
*	KPV Group	S3	Roof Framing Plan		Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06
*	KPV Group	S4	Sections		Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06
*	KPV Group	S5	Sections		Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06

*	KPV Group	S6	Sections	Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06
*	KPV Group	S7	Structural Notes and Typical Details	Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06
*	KPV Group	S8	Typical Details	Issued for LL & Tenant Final Review & Comment, Permit Review & Bid	02/20/06

*	HACBM	C-1	Mechanical Equipment Site Location Plan	Issued For Bid	03/01/2006

*	SECTION NUMBER	TITLE	ISSUED/REVISED DATE
		REFER TO SHEET SPECIFICATIONS
*	00001	Index	01/20/06
*	00100	Instructions to Bidders	01/20/06
*	00300	Form of Proposal	01/20/06
*	00500	Construction Agreement	01/20/06
*	01010	Summary of Work	01/20/06
*	01030	Alternates	01/20/06
*	01100	Special Project Procedures	01/20/06
*	01300	Submittals and Substitutions	01/20/06
*	01505	Temporary Facilities	01/20/06
*	01700	Contract Closeout	01/20/06
*	01732	Selective Demolition	01/20/06
*	02300	Earthwork	01/20/06
*	03310	Cast-in-Place Concrete	01/20/06
*	04200	Unit Masonry	01/20/06
*	05120	Structural Steel	01/20/06
*	06100	Rough Carpentry	01/20/06
*	06400	Architectural Woodwork	01/20/06
*	06620	Seamless Polymer Composite Plastic Fabrications	01/20/06
*	07210	Building Insulation	01/20/06
*	07270	Fire Stopping	01/20/06
*	07531	Elastomeric Sheet Roofing Repair	01/20/06
*	07900	Joint Sealers	01/20/06
*	08111	Metal Frames	01/20/06
*	08210	Flush Wood Doors	01/20/06
*	08310	Floor Access Hatch	01/20/06
*	08410	Aluminum Entrances and Storefronts	01/20/06
*	08710	Finish Hardware	01/20/06
*	08800	Glazing	01/20/06
*	09111	Non-Load-Bearing Steel Framing	01/20/06
*	09250	Gypsum Board	01/20/06
*	09300	Tile	01/20/06
*	09511	Acoustical Panel Ceilings	01/20/06
*	09660	Resilient Tile Flooring	01/20/06
*	09666	Sheet Floor Coverings	01/20/06
*	09681	Carpet	01/20/06
*	09705	Resinous Flooring	01/20/06
*	09708	Resinous Tank Coating	01/20/06
*	09900	Painting	01/20/06

*	09950	Wall Coverings	01/20/06
*	10160	Toilet Partitions	01/20/06
*	10265	Wall Surface Protection System	01/20/06
*	10425	Signs	01/20/06
*	10800	Toilet Accessories	01/20/06
*	11132	Projection Screens	01/20/06
*	11451	Residential Appliances	01/20/06
*	11600	Laboratory Equipment	01/20/06
*	11610	Laboratory Fume Hoods	01/20/06
*	12345	Laboratory Casework	01/20/06
*	12484	Walk-Off Mats	01/20/06
*	12491	Horizontal Louver Blinds	01/20/06

6.2          ProTecs Proposed Project Team

PRINCIPAL IN CHARGE:	Christopher DiPaolo

OPERATIONS MANAGER:	Jon Huggins

PROJECT MANAGER:	Bryan Clarke

PROJECT SUPERINTENDENT:	Jim Elliot

PROJECT ENGINEER:	TBD